Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-118503, 333-130515, 333-132684, 333-139304, 333-149744, 333-163781 and 333-165853) of Endeavour International Corporation and in the related Prospectuses,
(2)	Registration Statement (Form S-4 No. 333-186274) of Endeavour International Corporation and in the related Prospectuses, and
(3)

Registration Statement (Form S-8 Nos. 333-119577, 333-128692, 333-143794, 333-149743, 333-157967, 333-169851, 333-171392, 333-183250 and 333-183251) of Endeavour International Corporation and in the related Prospectuses;

of our reports dated March 17, 2014, with respect to the consolidated financial statements of Endeavour International Corporation and the effectiveness of internal control over financial reporting of Endeavour International Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/  Ernst & Young LLP

Houston, Texas

March 17, 2014